Exhibit 10.8

FIRST AMENDMENT TO

TEXAS DIVISION OF ASSETS AGREEMENT

THIS FIRST AMENDMENT TO TEXAS DIVISION OF ASSETS AGREEMENT (this “Amendment”) is entered into this 6th day of February, 2014 (the “Execution Date”), by and among Hess Corporation, a Delaware corporation (“Hess Parent”), ZaZa Energy Corporation, a Delaware corporation (“ZaZa Parent”) and ZaZa Energy, LLC, a Texas limited liability company (“ZaZa Energy”).  Hess Parent, ZaZa Parent and ZaZa Energy are sometimes referred to herein as the “Parties” and each, a “Party”.

WHEREAS, the Parties entered into that certain Texas Division of Assets Agreement dated July 25, 2012 (the “DOA”), pursuant to which the Parties agreed to terminate their business relationship and to divide the Texas Combined Assets (defined below) among the Parties in accordance with the terms thereof; and

WHEREAS, the Parties are also party to that certain Settlement and Release Agreement dated as of the Execution Date pursuant to which each Party agrees to settle and release certain claims against the other Party, including by amending the DOA to effect the release by Hess Parent of claims to proceeds of certain litigation relating to the Sweet Home Leases (defined below);

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby amend the DOA as follows:

1.             Certain Definitions.  Unless otherwise defined in this Amendment, all capitalized terms will have the meanings set forth in the DOA.

2.             Amendment of Section 2.3(c).  Section 2.3(c) of the DOA is hereby deleted in its entirety and the following Section 2.3(c) is hereby substituted therefor:

(c) Payment of Certain Claim Proceeds.  Effective upon Closing, Hess Parent hereby assigns to ZaZa Energy any claims that Hess Parent may have against Third Parties with respect to such Third Parties’ obligations prior to or as of the Closing Date to deliver to Hess Parent Leases covering lands in the Hackberry Area, the Moulton Area or the Sweet Home Area, including any and all recoveries that are or may be obtained by ZaZa Energy or ZaZa Parent in connection with, the lawsuit styled ZAZA v. EMERALD LEASING LLC, FLMK ACQUISITION, LLC, ET AL.

3.             Amendment Compliance.  The Parties acknowledge that this Amendment complies with the requirements to alter or amend the Agreement, as stated in Section 13.8 of the DOA.

4.             References.  All references to the DOA shall be considered to be references to the DOA as modified by this Amendment, and, except as modified hereby, the DOA shall remain in full force and effect.

5.             Counterparts.  This Amendment may be executed in counterparts, each of which shall be deemed an original instrument, but all such counterparts together shall constitute but one agreement.  A Party’s delivery of an executed counterpart signature page by facsimile (or email) is as effective as executing and delivering this Amendment in the presence of the other Parties.  No Party shall be bound until such time as all of the Parties have executed counterparts of this Amendment.

6.             Incorporation by Reference.  Section 1.2 of the DOA and Section 13.4 of the DOA are incorporated herein mutatis mutandis.

 [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Amendment has been signed by each of the Parties on the Execution Date.

HESS CORPORATION

By:	/s/ RE Fast
Name: RE Fast
Title: VP

ZAZA ENERGY CORPORATION

By:	/s/ Scott Gaille
Name: Scott Gaille
Title: CCO & General Counsel

ZAZA ENERGY, LLC

By:	/s/ Scott Gaille
Name: Scott Gaille
Title: CCO & General Counsel

SIGNATURE PAGE TO FIRST AMENDMENT TO

TEXAS DIVISION OF ASSETS AGREEMENT